Exhibit 99.07
SOLECTRON CORPORATION ELECTION FORM
For Holders of Shares of Solectron Corporation Common Stock
This Election Form is being sent to holders of Solectron Corporation (“Solectron”) common stock in connection with the expected merger of Solectron with and into Saturn Merger Corp., a wholly-owned subsidiary of Flextronics International Ltd. (“Flextronics”), pursuant to the terms of the Agreement and Plan of Merger, dated June 4, 2007, by and among Solectron, Flextronics and Saturn Merger Corp. (the “merger agreement”). A joint proxy statement/prospectus relating to the merger was filed with the U.S. Securities and Exchange Commission on August 7, 2007 and was mailed to you under separate cover on or about August 13, 2007. Before completing this Election Form, you are urged to read the accompanying instructions to this form together with the joint proxy statement/prospectus and the merger agreement, which is attached to the joint proxy statement/prospectus as Annex A-1, in their entirety.
Your election is subject to certain terms and conditions which are set forth in the merger agreement and described in the joint proxy statement/prospectus.
The right to make an election expires at 5:00 p.m. New York City time, on the Election Deadline (as defined in Instruction B.1. to this Election Form).
1.	DESCRIPTION OF SHARES: (See Instruction C.1.) If all of your shares are held in book-entry form, for this Item 1, you only need to fill in the right-hand column in the boxes below. Your election will apply to all shares registered in your name as of the effective time of the merger, even if you do not include information in the boxes below for all shares that are registered in your name.

Number of shares (List number of shares represented
Certificate Number(s), if shares are held in	by each certificate listed in the left-hand column and/or
certificated form:	the number of shares held in book-entry form):

TOTAL SHARES è

2.	ELECTION: (See Instruction C.2.) You must elect either cash consideration or stock consideration for all of your Solectron shares. All cash or stock elections are subject to proration as provided under the merger agreement and described in the joint proxy statement/prospectus. Choose ONE of the following options. If you do not check a box or if you check more than one box, your election will not be effective, and you will be considered to have made NO ELECTION and will receive cash, Flextronics ordinary shares or a combination of both according to the allocation rules set forth in the merger agreement and described in the joint proxy statement/prospectus.
A.	☐ Mark this box to elect CASH consideration of $3.89, without interest, for each Solectron share for ALL of your Solectron shares, subject to possible proration;
OR
B.	☐ Mark this box to elect STOCK consideration of 0.3450 of a Flextronics ordinary share for each Solectron share for ALL of your Solectron shares, plus cash in lieu of any fractional shares, subject to possible proration.
3.	SIGNATURE: (See Instruction C.3.) This Election Form must be signed by registered holder(s) exactly as their names(s) appear on the affixed label or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

Signature	Date	Daytime Telephone #

Signature of co-owner, if any	Date	Daytime Telephone #
PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THE AFFIXED LABEL

4.	DELIVERY INSTRUCTIONS: If you want to make an election, you must return your completed and signed Election Form to one of the addresses below. Your properly completed Election Form must be received prior to the Election Deadline (as defined in Instruction B.1. to this Election Form). We have enclosed a pre-addressed envelope for your convenience. Please allow ample time for delivery.

By Mail:	By Overnight Delivery:

Solectron Merger	Solectron Merger
c/o Computershare Shareholder Services, Inc.	c/o Computershare Shareholder Services, Inc.
Attn: Corporate Actions	Attn: Corporate Actions
P.O. Box 859208	161 Bay State Drive
Braintree, MA 02185-9208	Braintree, MA 02184
U.S.A.	U.S.A.
Your election shall be effected only upon proper delivery of a duly completed Election Form to Computershare Shareholder Services, Inc. (“Computershare” or the “Exchange Agent”) before the Election Deadline. Delivery of the Election Form to an address other than set forth above will NOT constitute a valid delivery to the Exchange Agent.
If the Exchange Agent has not received your properly completed Election Form by 5:00 p.m., New York City time, on the Election Deadline (as defined in Instruction B.1. to this Election Form), then you will not have made an effective election, and you will be considered to have made NO ELECTION and will receive stock consideration, cash consideration or a combination of both cash consideration and stock consideration according to the allocation rules set forth in the merger agreement and described in the joint proxy statement/prospectus.

________________
IF, AFTER SUBMITTING YOUR ELECTION, YOU WISH TO SELL OR OTHERWISE TRANSFER SOME OR ALL OF THE SHARES COVERED BY YOUR ELECTION, YOU WILL HAVE TO REVOKE YOUR ELECTION IN ORDER TO DELIVER THE SHARES TO THE PURCHASER OR OTHER TRANSFEREE. SEE INSTRUCTION B.3.
________________
For Information About the Election
or to obtain Additional Copies of the Election Form or the Joint Proxy Statement/Prospectus,
You May Contact:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York, 10022
U.S.A.
Toll Free from within the United States and Canada:
(877) 825-8971
Banks and Brokers call collect:
(212) 750-5833

INSTRUCTIONS FOR SOLECTRON CORPORATION ELECTION FORM
For Holders of Shares of Solectron Corporation Common Stock
A. Introduction
These instructions accompany the Election Form being delivered to holders of Solectron Corporation common stock in connection with the expected merger of Solectron Corporation (“Solectron”) with and into Saturn Merger Corp., a wholly-owned subsidiary of Flextronics International Ltd. (“Flextronics”), pursuant to the terms of the Agreement and Plan of Merger, dated June 4, 2007, by and among Solectron, Flextronics and Saturn Merger Corp. (the “merger agreement”). A joint proxy statement/prospectus relating to the merger was filed with the U.S. Securities and Exchange Commission on August 7, 2007 and was mailed to you under separate cover on or about August 13, 2007.
Pursuant to the merger agreement, Solectron stockholders (including holders of outstanding restricted shares) may elect to receive upon consummation of the merger, for each share of Solectron common stock they own and at the election of the stockholder, either, but not a combination of: (i) 0.3450 of a Flextronics ordinary share, or (ii) a cash payment of $3.89, without interest. Your election is subject to certain terms, conditions and limitations, which are set forth in the merger agreement and are described in the joint proxy statement/prospectus. You are encouraged to read the joint proxy statement/prospectus, including the merger agreement which is attached as Annex A-1 to the joint proxy statement/prospectus, in its entirety and to discuss the contents thereof and the Election Form with your personal financial or tax advisors prior to deciding which election to make. The tax consequences to a holder of shares of Solectron common stock will vary depending upon whether such holder receives cash and/or Flextronics ordinary shares in the merger and a number of other factors. For information regarding the federal income tax consequences of the merger, see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” in the joint proxy statement/prospectus.
Your submission of an Election Form does NOT constitute a vote on the merger. In order to vote your Solectron shares, you must follow the instructions for voting contained in the joint proxy statement/prospectus and the accompanying proxy materials. Do not return your proxy materials with this Election Form.
You will not receive your merger consideration until after the merger is effective and Computershare Shareholder Services, Inc. (“Computershare” or the “Exchange Agent”) has received all additional documents and deliveries it may require, including a completed letter of transmittal (the form of which will be sent to you after the merger is effective) and certificates representing, or book-entry delivery of, your shares. Do not return your share certificates with your Election Form.
IF, AFTER SUBMITTING YOUR ELECTION, YOU WISH TO SELL OR OTHERWISE TRANSFER SOME OR ALL OF THE SHARES COVERED BY YOUR ELECTION, YOU WILL HAVE TO REVOKE YOUR ELECTION IN ORDER TO DELIVER THE SHARES TO THE PURCHASER OR OTHER TRANSFEREE. SEE INSTRUCTION B.3. BELOW.
Please read and follow carefully the instructions regarding completion of the Election Form set forth below. The terms, conditions, representations and warranties set forth in these instructions are considered part of the Election Form.
If you hold your shares through a broker, bank or other nominee, you will have to make your election through that broker, bank or other nominee. You should contact your broker, bank or other nominee promptly for information on how and when you must give them instructions for your election.
Holders of Restricted Shares. Pursuant to the merger agreement, shares of Solectron common stock that are unvested or subject to a repurchase option, risk of forfeiture or other similar condition under a restricted stock purchase agreement or other similar arrangement will be converted into cash or Flextronics ordinary shares as a result of the merger on the same terms as shares that are not subject to such restrictions, and holders of such restricted stock have the same right to elect to receive cash or Flextronics ordinary shares as other Solectron stockholders. The Flextronics ordinary shares or cash payable in exchange for such restricted stock will, however, be subject to the same terms and conditions that were applicable to the restricted stock prior to the effective time of the merger (including the same vesting requirements).

Holders of Exchangeable Shares. Pursuant to the merger agreement, exchangeable shares of Solectron Global Services Canada Inc., other than exchangeable shares owned by Solectron, any of its subsidiaries or their affiliates (“exchangeable shares”), will be automatically exchanged for shares of Solectron common stock, on a one-for-one basis, prior to the effective time of the merger. The merger agreement provides that holders of exchangeable shares will be entitled to elect to receive the same consideration in the merger, and to participate directly in the merger, as a holder of shares of Solectron common stock. A separate “Solectron Corporation Election Form for Holders of Exchangeable Shares” and related instructions are being sent to holders of exchangeable shares. Holders of exchangeable shares should complete that separate Election Form.
For Information About the Election
or to obtain Additional Copies of the Election Form or the Joint Proxy Statement/Prospectus,
You May Contact:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York, 10022
U.S.A.
Toll Free from within the United States and Canada:
(877) 825-8971
Banks and Brokers call collect:
(212) 750-5833
B.	General Instructions

1.	Election Deadline. In order for your election to be effective, Computershare must receive a properly completed Election Form in respect of your shares of Solectron common stock no later than 5:00 p.m., New York City time, on the later of (i) the date of the Solectron special meeting, and (ii) a date mutually agreed to by Flextronics and Solectron that is as near as practicable to 10 business days prior to the expected closing date of the merger (the “Election Deadline”). The Solectron special meeting will be held on September 27, 2007, and the expected closing date of the merger is October 1, 2007. Therefore, the Election Deadline is currently expected to be September 27, 2007. Flextronics and Solectron will issue a press release announcing the date of the Election Deadline not more than 15, but at least 10, business days prior to the Election Deadline.

Please allow ample time for delivery of your Election Form. If you hold your Solectron shares through a broker, bank or other nominee, you may have to allow additional time in order to make a timely election.

2.	Multiple Elections. If you submit multiple Election Forms for different forms of consideration for shares registered in the same name(s), you will be treated as a non-electing stockholder, and you will receive stock consideration, cash consideration or a combination of both stock consideration and cash consideration according to the allocation rules set forth in the merger agreement and described in the joint proxy statement/prospectus.

3.	Voluntary Revocation or Change of Election. Any election may be revoked or changed by written notice duly executed and received by Computershare prior to the Election Deadline. Such notice must specify the person in whose name the election to be revoked had been submitted, the name of the registered holder thereof, and the serial numbers shown on the certificate(s) or book-entry transfer representing the shares subject to the election being revoked. If an election is revoked, unless a properly completed Election Form is thereafter submitted to Computershare prior to the Election Deadline, you will be treated as a non-electing stockholder, and you will receive stock consideration, cash consideration or a combination of both stock consideration and cash consideration according to the allocation rules set forth in the merger agreement and described in the joint proxy statement/prospectus.

4.	Mandatory Revocation of Election. If, after submitting your election, you wish to sell or otherwise transfer some or all of the shares covered by your election, you will have to revoke your election in order to deliver the shares to the purchaser or other transferee. Such revocation must be received by Computershare prior to the Election

Deadline and must otherwise comply with Instruction B.3. above. You may submit a new election for shares that you do not sell or otherwise transfer. Such election must be received by Computershare prior to the Election Deadline and must otherwise comply with, and will be subject to the terms and conditions of, the Election Form and these Instructions. Because you can revoke your election only prior to the Election Deadline, after the Election Deadline and prior to the effective time of the merger you will not be able to sell or otherwise transfer shares for which an election is effective as of the Election Deadline.
5.	Delivery of Election Form. The properly completed and duly executed and dated Election Form and any other documents required by the Election Form must be delivered to Computershare at the address set forth on the Election Form no later than the Election Deadline. A return envelope is enclosed. Please do not send your Election Form directly to Solectron. Do not return your share certificate or proxy materials with this Election Form.

The method of delivery of the Election Form and any other required documents is at the discretion and risk of the owner. However, if the Election Form is sent by mail, it is recommended that it be sent by registered mail with return receipt requested.

6.	Validity of Elections. All questions as to validity, form and effectiveness of the elections hereunder will be determined by Computershare and such determination shall be final and binding. Computershare will have the right to waive any irregularities or defects in any election. An election will not be deemed to have been made until all irregularities have been cured or waived. Neither Flextronics, Solectron nor Computershare will be under any obligation to notify any person of any defect in an Election Form submitted to Computershare.

If a holder of Solectron common stock does not properly follow the instructions for making an effective election or if a Solectron stockholder’s election is otherwise not effective, such stockholder will be treated as a non-electing stockholder, and will receive stock consideration, cash consideration or a combination of both stock consideration and cash consideration according to the allocation rules set forth in the merger agreement and described in the joint proxy statement/prospectus.

You will be deemed not to have made any election if:
•	no election choice is indicated in Item 2 of the Election Form;

•	more than one election choice is indicated in Item 2 of the Election Form;

•	you submit multiple Election Forms electing different forms of consideration for shares registered in the same name(s);

•	you otherwise fail to follow the instructions on the Election Form or fail to properly make an election; or

•	a completed Election Form is not actually received by Computershare prior to the Election Deadline.
Notwithstanding anything to the contrary in the Election Form, Computershare will have the right to waive any flaws in a completed Election Form but shall be under no obligation to do so.

7.	Elections Void if Merger Not Completed. All Election Forms will be void and of no effect if the merger agreement is terminated for any reason. In such event, shares of Solectron common stock are expected to be available for sale or transfer promptly following such termination.

8.	Cash in lieu of Fractional Interests. No fractional Flextronics ordinary shares will be issued in the merger. Instead, each Solectron stockholder that would otherwise be entitled to receive Flextronics fractional shares will receive an amount in cash (without interest) equal to the product of (1) such fractional share interest to which such holder would otherwise be entitled (after aggregating all fractional interests of Solectron common stock such holder would be entitled to receive as stock consideration) and (2) the product of (x) the average of the per share closing prices of Flextronics ordinary shares reported on the Nasdaq Global Select Market during the five (5) consecutive trading days ending on the trading day immediately preceding the closing date of the merger and (y) 0.3450.

C.	Specific Instructions

1.	Description of Shares. In Item 1 of the Election Form, you should list the certificate number(s) for all of the Solectron common shares you own, along with the number of shares represented by each certificate. If the space is inadequate, use a separate sheet and attach it to the Election Form. If you hold shares of Solectron common stock in book-entry form and wish to make an election, you do not need to complete the left-hand column “Certificate No.(s)” in Item 1 for those book-entry shares. Simply fill in the number of shares in the right-hand column “Number of Shares.”
Your election will apply to all shares that are registered in your name as of the effective time of the merger, even if you do not include information for all shares that are registered in your name in Item 1.

2.	Election. In Item 2 of the Election Form, you should:
•	mark Box A if you wish to elect cash consideration; or

•	mark Box B if you wish to elect stock consideration.
You must elect either cash consideration or stock consideration for all of your Solectron shares. You cannot elect both cash consideration and stock consideration. You should remember, however, that because there are limits on the percentage of Solectron shares that will be converted into cash consideration and stock consideration, all elections are subject to proration as set forth in the merger agreement and described in the joint proxy statement/prospectus. Therefore, depending on the elections and non-elections made by other Solectron stockholders, the actual merger consideration you receive could be different from what you elect to receive.

3.	Signatures on Election Form. The Election Form must be signed in the signature box.

Registered Holders. If the Election Form is signed by the registered holder(s) of the shares of Solectron common stock covered thereby, the signature(s) must correspond with the name(s) of the registered holder(s) on the books of the transfer agent for Solectron’s common stock without any alteration, enlargement or change whatsoever. If the shares subject to an election are owned of record by two or more persons, all such persons must sign the Election Form.

Person(s) other than Registered Holders. If the Election Form is signed by a person other than the registered holder(s) of the shares covered thereby, the Election Form must be accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the record holder(s) appears on the stock certificate(s) subject to the election, in which case the signatures on such stock powers must be guaranteed by an Eligible Institution (as described below).

Fiduciaries. If the Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, must give his or her full title in such capacity, and must submit proper evidence of his or her authority to so act. Stockholders with any questions regarding what constitutes proper evidence should call Innisfree M&A Incorporated at (877) 825-8971.

Correction of or Change in Name. For a correction of name or for a change in name which does not involve a change in ownership, you may proceed as follows: (a) for a change in name by marriage, etc., the Election Form should be signed, e.g., “Mary Doe, now by marriage Mary Jones” and (b) for a correction in name, the Election Form should be signed, e.g., “James E. Brown, incorrectly inscribed as J.E. Brown”. In such case, the signature on the Election Form must, however, be guaranteed by an Eligible Institution (as described below). The signature of a notary public is not sufficient for this purpose.

Guarantee of Signatures. A signature guarantee is required on the Election Form if the name(s) of the person(s) executing the Election Form are different from the name(s) of the registered holder(s) of the shares of Solectron common stock covered by the Election Form. A signature guarantee must be completed by an eligible guarantor institution such as a commercial bank, trust company, securities broker/dealer, credit union, or savings association participating in a Medallion Program approved by the Securities Transfer Association, Inc. (each of the foregoing being an “Eligible Institution”). If you have any questions regarding the need for a signature guarantee, please call Innisfree M&A Incorporated at (877) 825-8971.

SOLECTRON CORPORATION ELECTION FORM
For Holders of Exchangeable Shares of Solectron Global Services Canada, Inc.
This Election Form is being sent to holders of the exchangeable shares of Solectron Global Services Canada, Inc. (the “exchangeable shares”), which will be exchanged for shares of Solectron Corporation (“Solectron”) common stock in connection with the expected merger of Solectron with and into Saturn Merger Corp., a wholly-owned subsidiary of Flextronics International Ltd. (“Flextronics”), pursuant to the terms of the Agreement and Plan of Merger, dated June 4, 2007, by and among Solectron, Flextronics and Saturn Merger Corp. (the “merger agreement”). A joint proxy statement/prospectus relating to the merger was filed with the U.S. Securities and Exchange Commission on August 7, 2007 and was mailed to you under separate cover on or about August 13, 2007. Before completing this Election Form, you are urged to read the accompanying instructions to this form together with the joint proxy statement/prospectus and the merger agreement, which is attached to the joint proxy statement/prospectus as Annex A-1, in their entirety.
Your election is subject to certain terms and conditions which are set forth in the merger agreement and described in the joint proxy statement/prospectus.
The right to make an election expires at 5:00 p.m. New York City time, on the Election Deadline (as defined in Instruction B.1. to this Election Form).
1.	DESCRIPTION OF EXCHANGEABLE SHARES: (See Instruction C.1.) If all of your exchangeable shares are held in book-entry form, for this Item 1, you only need to fill in the right-hand column in the boxes below. Your election will apply to all exchangeable shares registered in your name as of the effective time of the mandatory exchange of exchangeable shares into shares of Solectron common stock immediately prior to the merger, even if you do not include information in the boxes below for all exchangeable shares that are registered in your name.

Number of exchangeable shares (List number of shares
represented by each certificate listed in the left-hand
Certificate Number(s), if exchangeable shares	column and/or the number of shares held in book-entry
are held in certificated form:	form):

TOTAL EXCHANGEABLE SHARES è

2.	ELECTION: (See Instruction C.2.) You must elect either cash consideration or stock consideration for all of your exchangeable shares. All cash or stock elections are subject to proration as provided under the merger agreement and described in the joint proxy statement/prospectus. Choose ONE of the following options. If you do not check a box or if you check more than one box, your election will not be effective, and you will be considered to have made NO ELECTION and will receive cash, Flextronics ordinary shares or a combination of both according to the allocation rules set forth in the merger agreement and described in the joint proxy statement/prospectus.
A.	☐ Mark this box to elect CASH consideration of $3.89, without interest, for each Solectron share for ALL Solectron shares you will receive, subject to possible proration;
OR
B.	☐ Mark this box to elect STOCK consideration of 0.3450 of a Flextronics ordinary share for each Solectron share for ALL Solectron shares you will receive, plus cash in lieu of any fractional shares, subject to possible proration.
3.	SIGNATURE: (See Instruction C.3.) This Election Form must be signed by registered holder(s) exactly as their names(s) appear on the affixed label or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

Signature	Date	Daytime Telephone #

Signature of co-owner, if any	Date	Daytime Telephone #
PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THE AFFIXED LABEL

4.	DELIVERY INSTRUCTIONS: If you want to make an election, you must return your completed and signed Election Form to one of the addresses below. Your properly completed Election Form must be received prior to the Election Deadline (as defined in Instruction B.1. to this Election Form). We have enclosed a pre-addressed envelope for your convenience. Please allow ample time for delivery.

By Mail:	By Overnight Delivery:
Solectron Merger	Solectron Merger
c/o Computershare Shareholder Services, Inc.	c/o Computershare Shareholder Services, Inc.
Attn: Corporate Actions	Attn: Corporate Actions
P.O. Box 859208	161 Bay State Drive
Braintree, MA 02185-9208	Braintree, MA 02184
U.S.A.	U.S.A.
Your election shall be effected only upon proper delivery of a duly completed Election Form to Computershare Shareholder Services, Inc. (the “Exchange Agent”) before the Election Deadline. Delivery of the Election Form to an address other than set forth above will NOT constitute a valid delivery to the Exchange Agent.
If the Exchange Agent has not received your properly completed Election Form by 5:00 p.m., New York City time, on the Election Deadline (as defined in Instruction B.1. to this Election Form), then you will not have made an effective election and you will be considered to have made NO ELECTION and will receive stock consideration, cash consideration or a combination of both cash consideration and stock consideration according to the allocation rules set forth in the merger agreement and described in the joint proxy statement/prospectus.

________________
IF, AFTER SUBMITTING YOUR ELECTION, YOU WISH TO SELL OR OTHERWISE TRANSFER SOME OR ALL OF THE EXCHANGEABLE SHARES COVERED BY YOUR ELECTION, YOU WILL HAVE TO REVOKE YOUR ELECTION IN ORDER TO DELIVER THE EXCHANGEABLE SHARES TO THE PURCHASER OR OTHER TRANSFEREE. SEE INSTRUCTION B.3.
________________
For Information About the Election
or to obtain Additional Copies of the Election Form or the Joint Proxy Statement/Prospectus,
You May Contact:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York, 10022
U.S.A.
Toll Free from within the United States and Canada:
(877) 825-8971
Banks and Brokers call collect:
(212) 750-5833

INSTRUCTIONS FOR SOLECTRON CORPORATION ELECTION FORM
For Holders of Exchangeable Shares of
Solectron Global Services Canada, Inc.
A. Introduction
These instructions accompany the Election Form being delivered to holders of the exchangeable shares of Solectron Global Services Canada, Inc. in connection with the expected merger of Solectron with and into Saturn Merger Corp., a wholly-owned subsidiary of Flextronics International Ltd. (“Flextronics”), pursuant to the terms of the Agreement and Plan of Merger, dated June 4, 2007, by and among Solectron, Flextronics and Saturn Merger Corp. (the “merger agreement”). A joint proxy statement/prospectus relating to the merger was filed with the U.S. Securities and Exchange Commission on August 7, 2007 and was mailed to you under separate cover on or about August 13, 2007.
Pursuant to the merger agreement, exchangeable shares of Solectron Global Services Canada Inc., other than exchangeable shares owned by Solectron, any of its subsidiaries or their affiliates (“exchangeable shares”), will be automatically exchanged for shares of Solectron common stock, on a one-for-one basis, immediately prior to the effective time of the merger. The merger agreement provides that holders of exchangeable shares will be entitled to elect to receive the same consideration in the merger, and to participate directly in the merger, as a holder of shares of Solectron common stock. As such, the Election Form and these instructions are being sent to holders of exchangeable shares, and Innisfree M&A Incorporated (the “Information Agent”) will provide the Election Form and instructions to any holder of exchangeable shares that requests them before the Election Deadline (as defined in Instruction B.1. below). Holders of exchangeable shares must comply with the same requirements and will be subject to the same restrictions as holders of Solectron common stock in order for their elections to be considered timely and otherwise properly made.
Pursuant to the merger agreement, Solectron stockholders (including holders of exchangeable shares whose exchangeable shares will be automatically exchanged for Solectron common stock in connection with the merger) may elect to receive upon consummation of the merger, for each share of Solectron common stock they own and at the election of the stockholder, either, but not a combination of: (i) 0.3450 of a Flextronics ordinary share, or (ii) a cash payment of $3.89, without interest. Your election is subject to certain terms, conditions and limitations, which are set forth in the merger agreement and are described in the joint proxy statement/prospectus. You are encouraged to read the joint proxy statement/prospectus, including the merger agreement which is attached as Annex A-1 to the joint proxy statement/prospectus, in its entirety and to discuss the contents thereof and the Election Form with your personal financial or tax advisors prior to deciding which election to make. You are also encouraged to carefully read Annex F of the joint proxy statement/prospectus, which contains supplemental information for holders of exchangeable shares. The tax consequences of an election made by Solectron stockholders (including holders of exchangeable shares whose exchangeable shares will be automatically exchanged for Solectron common stock in connection with the merger) will vary depending upon whether such holder receives cash and/or Flextronics ordinary shares in the merger and a number of other factors. For information regarding the U.S. federal income tax consequences of the merger, see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” in the joint proxy statement/prospectus.
Your submission of an Election Form does NOT constitute a vote on the merger. In order to vote your exchangeable shares, you must follow the instructions for voting contained in the joint proxy statement/prospectus and the voting instruction form that will be delivered to you. Do not return your voting instruction form with this Election Form.
You will not receive your merger consideration until after the merger is effective and Computershare Trust Company of Canada (“Computershare Canada”), the trustee for the exchangeable shares, has received all additional documents and deliveries it may require, including a completed letter of transmittal (the form of which will be sent to you after the merger is effective) and certificates representing, or book-entry delivery of, your exchangeable shares. Do not return your exchangeable share certificates with this Election Form.
IF, AFTER SUBMITTING YOUR ELECTION, YOU WISH TO SELL OR OTHERWISE TRANSFER SOME OR ALL OF THE EXCHANGEABLE SHARES COVERED BY YOUR ELECTION, YOU WILL HAVE TO REVOKE YOUR ELECTION IN ORDER TO DELIVER THE SHARES TO THE PURCHASER OR OTHER TRANSFEREE. SEE INSTRUCTION B.3. BELOW.
Please read and follow carefully the instructions regarding completion of the Election Form set forth below. The terms, conditions, representations and warranties set forth in these instructions are considered part of the Election Form.

If you hold your exchangeable shares through a broker, bank or other nominee, you will have to make your election through that broker, bank or other nominee. You should contact your broker, bank or other nominee promptly for information on how and when you must give them instructions for your election.
For Information About the Election
or to obtain Additional Copies of the Election Form or the Joint Proxy Statement/Prospectus,
You May Contact:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York, 10022
U.S.A.
Toll Free from within the United States and Canada:
(877) 825-8971
Banks and Brokers call collect:
(212) 750-5833
B.	General Instructions

1.	Election Deadline. In order for your election to be effective, Computershare Shareholder Services, Inc. (the “Exchange Agent”) must receive a properly completed Election Form in respect of your exchangeable shares no later than 5:00 p.m., New York City time, on the later of (i) the date of the Solectron special meeting, and (ii) a date mutually agreed to by Flextronics and Solectron that is as near as practicable to 10 business days prior to the expected closing date of the merger (the “Election Deadline”). The Solectron special meeting will be held on September 27, 2007, and the expected closing date of the merger is October 1, 2007. Therefore, the Election Deadline is currently expected to be September 27, 2007. Flextronics and Solectron will issue a press release announcing the date of the Election Deadline not more than 15, but at least 10, business days prior to the Election Deadline.

Please allow ample time for delivery of your Election Form. If you hold your Solectron shares through a broker, bank or other nominee, you may have to allow additional time in order to make a timely election.

2.	Multiple Elections. If you submit multiple Election Forms for different forms of consideration for exchangeable shares registered in the same name(s), you will be treated as a non-electing stockholder, and you will receive stock consideration, cash consideration or a combination of both stock consideration and cash consideration according to the allocation rules set forth in the merger agreement and described in the joint proxy statement/prospectus.

3.	Voluntary Revocation or Change of Election. Any election may be revoked or changed by written notice duly executed and received by the Exchange Agent prior to the Election Deadline. Such notice must specify the person in whose name the election to be revoked had been submitted, the name of the registered holder thereof, and the serial numbers shown on the certificate(s) or book-entry transfer representing the exchangeable shares subject to the election being revoked. If an election is revoked, unless a properly completed Election Form is thereafter submitted to the Exchange Agent prior to the Election Deadline, you will be treated as a non-electing stockholder, and you will receive stock consideration, cash consideration or a combination of both stock consideration and cash consideration according to the allocation rules set forth in the merger agreement and described in the joint proxy statement/prospectus.

4.	Mandatory Revocation of Election. If, after submitting your election, you wish to sell or otherwise transfer some or all of the exchangeable shares covered by your election, you will have to revoke your election in order to deliver the exchangeable shares to the purchaser or other transferee. Such revocation must be received by the Exchange Agent prior to the Election Deadline and must otherwise comply with Instruction B.2. above. You may submit a new election for exchangeable shares that you do not sell or otherwise transfer. Such election must be received by the Exchange Agent prior to the Election Deadline and must otherwise comply with, and will be subject to the terms and conditions of, the Election Form and these Instructions. Because you can revoke your election only prior to the Election Deadline, after the Election Deadline and prior to the effective time of the merger you will not be able to sell or otherwise transfer exchangeable shares for which an election is effective as of the Election Deadline.

5.	Delivery of Election Form. The properly completed and duly executed and dated Election Form and any other documents required by the Election Form must be delivered to the Exchange Agent at the address set forth on the Election Form no later than the Election Deadline. A return envelope is enclosed. Please do not send your Election Form directly to Solectron or Computershare Canada. Do not return your exchangeable share certificates or voting instruction form with this Election Form.

The method of delivery of the Election Form and any other required documents is at the discretion and risk of the owner. However, if the Election Form is sent by mail, it is recommended that it be sent by registered mail with return receipt requested.

6.	Validity of Elections. All questions as to validity, form and effectiveness of the elections hereunder will be determined by the Exchange Agent and such determination shall be final and binding. The Exchange Agent will have the right to waive any irregularities or defects in any election. An election will not be deemed to have been made until all irregularities have been cured or waived. Neither Flextronics, Solectron nor the Exchange Agent will be under any obligation to notify any person of any defect in an Election Form submitted to the Exchange Agent.

If a holder of exchangeable shares does not properly follow the instructions for making an effective election or if a holder’s election is otherwise not effective, such holder will be treated as a non-electing stockholder, and will receive stock consideration, cash consideration or a combination of both stock consideration and cash consideration according to the allocation rules set forth in the merger agreement and described in the joint proxy statement/prospectus.

You will be deemed not to have made any election if:
•	no election choice is indicated in Item 2 of the Election Form;

•	more than one election choice is indicated in Item 2 of the Election Form;

•	you submit multiple Election Forms electing different forms of consideration for exchangeable shares registered in the same name(s);

•	you otherwise fail to follow the instructions on the Election Form or fail to properly make an election; or

•	a completed Election Form is not actually received by the Exchange Agent prior to the Election Deadline.
Notwithstanding anything to the contrary in the Election Form, the Exchange Agent will have the right to waive any flaws in a completed Election Form but shall be under no obligation to do so.

7.	Elections Void if Merger Not Completed. All Election Forms will be void and of no effect if the merger agreement is terminated for any reason. In such event, exchangeable shares are expected to be available for sale or transfer promptly following such termination.

8.	Cash in lieu of Fractional Interests. No fractional Flextronics ordinary shares will be issued in the merger. Instead, each Solectron stockholder (including former holders of exchangeable shares whose exchangeable shares will be automatically exchanged for Solectron common stock in connection with the merger) that would otherwise be entitled to receive Flextronics fractional shares will receive an amount in cash (without interest) equal to the product of (1) such fractional share interest to which such holder would otherwise be entitled (after aggregating all fractional interests of Solectron common stock such holder would be entitled to receive as stock consideration) and (2) the product of (x) the average of the per share closing prices of Flextronics ordinary shares reported on the Nasdaq Global Select Market during the five (5) consecutive trading days ending on the trading day immediately preceding the closing date of the merger and (y) 0.3450.

C.	Specific Instructions

1.	Description of Shares. In Item 1 of the Election Form, you should list the certificate number(s) for all of the exchangeable shares you own, along with the number of exchangeable shares represented by each certificate. If the space is inadequate, use a separate sheet and attach it to the Election Form. If you hold exchangeable shares in book-entry form and wish to make an election, you do not need to complete the left-hand column “Certificate No.(s)” in Item 1 for those book-entry shares. Simply fill in the number of shares in the right-hand column “Number of Shares.”

Your election will apply to all exchangeable shares that are registered in your name as of the effective time of the mandatory exchange of exchangeable shares into shares of Solectron common stock immediately prior to the merger, even if you do not include information for all exchangeable shares that are registered in your name in Item 1.

2.	Election. In Item 2 of the Election Form, you should:
•	mark Box A if you wish to elect cash consideration; or

•	mark Box B if you wish to elect stock consideration.
You must elect either cash consideration or stock consideration for all of your exchangeable shares. You cannot elect both cash consideration and stock consideration. You should remember, however, that because there are limits on the percentage of Solectron common shares that will be converted into cash consideration and stock consideration, all elections are subject to proration as set forth in the merger agreement and described in the joint proxy statement/prospectus. Therefore, depending on the elections and non-elections made by other Solectron stockholders (including former holders of exchangeable shares whose exchangeable shares will be automatically exchanged for Solectron common stock in connection with the merger), the actual merger consideration you receive could be different from what you elect to receive.

3.	Signatures on Election Form. The Election Form must be signed in the signature box.

Registered Holders. If the Election Form is signed by the registered holder(s) of the exchangeable shares covered thereby, the signature(s) must correspond with the name(s) of the registered holder(s) on the books of Computershare Canada, as register and transfer agent for Solectron Global Services Canada, Inc., without any alteration, enlargement or change whatsoever. If the exchangeable shares subject to an election are owned of record by two or more persons, all such persons must sign the Election Form.

Person(s) other than Registered Holders. If the Election Form is signed by a person other than the registered holder(s) of the exchangeable shares covered thereby, the Election Form must be accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the record holder(s) appears on the stock certificate(s) subject to the election, in which case the signatures on such stock powers must be guaranteed by an Eligible Institution (as described below).

Fiduciaries. If the Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, must give his or her full title in such capacity, and must submit proper evidence of his or her authority to so act. Stockholders with any questions regarding what constitutes proper evidence should call Innisfree M&A Incorporated at (877) 825-8971.

Correction of or Change in Name. For a correction of name or for a change in name which does not involve a change in ownership, you may proceed as follows: (a) for a change in name by marriage, etc., the Election Form should be signed, e.g., “Mary Doe, now by marriage Mary Jones” and (b) for a correction in name, the Election Form should be signed, e.g., “James E. Brown, incorrectly inscribed as J.E. Brown”. In such case, the signature on the Election Form must, however, be guaranteed by an Eligible Institution (as described below). The signature of a notary public is not sufficient for this purpose.

Guarantee of Signatures. A signature guarantee is required on the Election Form if the name(s) of the person(s) executing the Election Form are different from the name(s) of the registered holder(s) of the exchangeable shares covered by the Election Form. A signature guarantee must be completed by an eligible guarantor institution such as a commercial bank, trust company, securities broker/dealer, credit union, or savings association participating in a Medallion Program approved by the Securities Transfer Association, Inc. (each of the foregoing being an “Eligible Institution”). If you have any questions regarding the need for a signature guarantee, please call Innisfree M&A Incorporated at (877) 825-8971.